UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

(Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Closing of Membership Interest Purchase Agreement

On January 5, 2018 (the “Closing Date”), Meridian Waste Missouri, LLC (“Buyer”), a wholly owned subsidiary of Meridian Waste Solutions, Inc. (the “Company”), entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) with Keith A. Wilson, as Trustee of the Keith A. Wilson Living Trust dated January 31, 2008 (the “Seller”), pursuant to which Buyer acquired from Seller all of Sellers’ right, title and interest in and to 100% of the membership interests (the “Membership Interests”) of Wilson Waste Systems, LLC, a Missouri limited liability company, which is a residential, commercial roll-off, and front load solid waste collection, transportation and disposal business.

As consideration for the Membership Interests, the Buyer paid $3,655,000.00 to the Seller.

The Purchase Agreement contains customary representations, warranties and covenants and closed upon satisfaction of customary closing conditions.

Closing of Credit Agreement Amendment

On January 5, 2018 (the “Restatement Date”), the Company entered into the Third Amendment to Amended and Restated Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Company, Meridian Waste Operations, Inc. (“Operations”), Here to Serve - Missouri Waste Division, LLC (“Missouri Waste”), Here to Serve - Georgia Waste Division, LLC (“Georgia Waste”), Meridian Land Company, LLC (“Meridian Land”), Christian Disposal, LLC (“Christian Disposal”), FWCD, LLC (“FWCD”), The CFS Group, LLC (“CFS”), The CFS Group Disposal & Recycling Services, LLC (“CFS Disposal”), RWG5, LLC (“RWG5”), Meridian Waste Missouri, LLC (“Meridian Missouri”), Attis Innovations, LLC (f/k/a Meridian Innovations, LLC) (“Innovations”) and DXT Medical, LLC (“DXT” and together with Operations, Missouri Waste, Georgia Waste, Meridian Land, Christian Disposal, FWCD, CFS, CFS Disposal, RWG5, Meridian Missouri and Innovations, the “Companies”), and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (the “Third Amendment”).

Pursuant to the Third Amendment, the Lenders thereunder have agreed to extend certain credit facilities to the Companies, in an aggregate amount not to exceed $3,655,000 of MDTL Term Loans (the “MDTL Term Loans”) for the purpose of funding the purchase of the Membership Interests and consented to such acquisition of Wilson Waste Systems, LLC, among other amendments, including with respect to issuance of equity securities and investments in the Company’s non-waste subsidiaries.

The above descriptions of the Purchase Agreement and Third Amendment do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are provided as exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of January 5, 2018, by and among Meridian Waste Solutions, Inc., Meridian Waste Operations, Inc., Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal and Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, Attis Innovations, LLC, and DXT Medical, LLC, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger*

10.1	Purchase Agreement by and between Meridian Waste Missouri, LLC and Keith A. Wilson, as Trustee of the Keith A. Wilson Living Trust dated January 31, 2008*

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: January 10, 2018	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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